Exhibit 99.1

HCI Group Reports First Quarter 2017 Results

Tampa, Fla. – May 4, 2017 – HCI Group, Inc. (NYSE:HCI), a holding company primarily engaged in homeowners insurance with additional operations in reinsurance, real estate and information technology, reported results for the quarter ended March 31, 2017.

First Quarter 2017 - Financial Results

Net income totaled $12 million or $1.15 diluted earnings per share compared with $6.1 million or $0.60 diluted earnings per share in the first quarter of 2016.

Gross premiums earned totaled $91.6 million compared with $98.8 million in the same period in 2016. The decrease in 2017 was attributable to policy attrition as well as the tailing effect of a rate decrease effective on new and renewal policies beginning in January 2016. Gross premiums written were $71.4 million compared with $75.6 million in the same quarter of 2016.

Premiums ceded decreased to $28.6 million or 31.2% of gross premiums earned from $40.4 million or 40.9% of gross premiums earned in the first quarter of 2016. The decrease was primarily attributable to the lower costs of the company’s 2016/2017 reinsurance program, which began June 1, 2016, as compared with the costs of the 2015/2016 program that began June 1, 2015. In addition, the reduction to the company’s ceded premiums attributable to retrospective provisions under certain reinsurance contracts was higher as compared with the same period in 2016.

Net premiums earned (defined as gross premiums earned less premiums ceded to reinsurance companies) were $63 million compared with $58.4 million in the same period in 2016.

Investment-related income was $3.5 million compared with $1.4 million in the same period in 2016. The increase in 2017 was primarily due to $800,000 of income from limited partnership investments compared with $900,000 of losses from those same investments during the first quarter of 2016. In addition, net gains from investment sales were $700,000, an improvement over net losses from investment sales of $100,000 during the first quarter of the previous year.

Losses and loss adjustment expenses were $25.5 million compared with $27.1 million in the same period in 2016. The decrease was primarily due to a lower level of adverse weather-related events in the first quarter of 2017 when compared with the unusually high level of adverse weather-related events that occurred in the first quarter of 2016.

Policy acquisition and other underwriting expenses were $9.6 million compared with $11.1 million in the comparable period in 2016. The $1.5 million decrease was primarily attributable to a reduction in commissions and premium taxes resulting from policy attrition and the effect of the 2016 rate decrease.

Salaries and wages were $5 million compared with $5.4 million in the same period in 2016. The decrease was primarily attributable to the capitalization of payroll costs related to a software development project for internal use.

Interest expenses were $3.5 million compared with $2.8 million in the same period in 2016. The increase primarily resulted from the 4.25% convertible debt offering completed in early March 2017.

Book value per share, defined as shareholders’ equity divided by common shares outstanding at the end of the period, was $25.63 at March 31, 2017 compared with $25.23 at December 31, 2016.

First Quarter 2017 - Financial Ratios

The loss ratio (defined as losses and loss adjustment expenses related to net premiums earned) was 40.5% compared with 46.3% in 2016. The decrease was primarily due to an increase in net premiums earned and decreased losses, as described above.

The expense ratio (defined as underwriting expenses, salaries and wages, interest and other operating expenses related to net premiums earned) was 36.6% compared with 41% in the same prior year period in 2016. The decrease during the quarter was primarily due to the increase in net premiums earned.

The combined ratio (total of all expenses in relation to net premiums earned) is the measure of overall underwriting profitability before other income. The combined loss and expense ratio for the current quarter was 77.1% compared with 87.3% in the same prior year period of 2016.

Due to the impact reinsurance costs have on net premiums earned from period to period, the company believes the combined ratio measured to gross premiums earned is more relevant in assessing overall performance. The combined ratio to gross premiums earned was 53% for the quarter compared with 51.7% for the first quarter of 2016.

Management Commentary

“Our first quarter results reflected the strength of our core book of business,” said Paresh Patel, HCI Group’s chairman and chief executive officer. “Our comprehensive underwriting processes focus on optimizing the quality of our book of policies, which positions us well to navigate the ever-changing Florida insurance landscape.”

Conference Call

HCI Group will hold a conference call later today (May 4, 2017) to discuss these financial results. Chairman and Chief Executive Officer Paresh Patel and Chief Financial Officer Richard Allen will host the call starting at 4:45 p.m. Eastern time. A question and answer session will follow management’s presentation.

Interested parties can listen to the live presentation by dialing the listen-only number below or by clicking the webcast link available on the Investor Information section of the company’s website at www.hcigroup.com.

Listen-only toll-free number: (877) 407-8033

Listen-only international number: (201) 689-8033

Please call the conference telephone number 10 minutes before the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at (949) 574-3860.

A replay of the call will be available by telephone after 8:00 p.m. Eastern time on the same day as the call and via the Investor Information section of the HCI Group website at www.hcigroup.com through June 4, 2017.

Toll-free replay number: (877) 481-4010

International replay number: (919) 882-2331

Replay ID: 10334

About HCI Group, Inc.

HCI Group, Inc. owns subsidiaries engaged in diverse, yet complementary business activities, including homeowners’ insurance, reinsurance, real estate and information technology services. The company’s largest subsidiary, Homeowners Choice Property & Casualty Insurance Company, Inc., is a leading provider of property and casualty insurance in the state of Florida.

The company’s common shares trade on the New York Stock Exchange under the ticker symbol “HCI” and are included in the Russell 2000 Index and the S&P SmallCap 600 Index. HCI Group, Inc. regularly publishes financial and other information in the Investor Information section of the company’s website. For more information about HCI Group and its subsidiaries, visit www.hcigroup.com.

Forward-Looking Statements

This news release may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” “confident,” “prospects” and “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. Some of these risks and uncertainties are identified in the company’s filings with the Securities and Exchange Commission. Should any risks or uncertainties develop into actual events, these developments could have material adverse effects on the company’s business, financial condition and results of operations. HCI Group, Inc. disclaims all obligations to update any forward-looking statements.

Company Contact:

Kevin Mitchell, Vice President of Investor Relations

HCI Group, Inc.

Tel (813) 405-3603

kmitchell@hcigroup.com

Investor Relations Contact:

Matt Glover or Najim Mostamand

Liolios Group, Inc.

Tel (949) 574-3860

HCI@liolios.com

- Tables to follow -

HCI GROUP, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Dollar amounts in thousands)

	At March 31, 2017	At December 31, 2016
	(Unaudited)
Assets
Fixed-maturity securities, available for sale, at fair value (amortized cost: $172,476 and $167,231, respectively)	$172,774	166,248
Equity securities, available for sale, at fair value (cost: $51,948 and $47,750, respectively)	57,464	53,035
Limited partnership investments, at equity	20,351	29,263
Investment in unconsolidated joint venture, at equity	1,710	2,102
Real estate investments (inclusive of $3,646 and $3,404 of consolidated variable interest entities, respectively)	48,725	48,086

Total investments	301,024	298,734
Cash and cash equivalents (inclusive of $60 and $65 of consolidated variable interest entities, respectively)	407,937	280,531
Accrued interest and dividends receivable	1,815	1,654
Premiums receivable	17,631	17,276
Prepaid reinsurance premiums	12,393	24,554
Income taxes receivable		2,811
Deferred income taxes, net		250
Deferred policy acquisition costs	15,372	16,639
Property and equipment, net	11,715	11,374
Intangible assets, net	4,777	4,899
Other assets (inclusive of $19 and $0 of consolidated variable interest entities, respectively)	15,477	11,342

Total assets	$788,141	670,064

Liabilities and Stockholders’ Equity
Losses and loss adjustment expenses	$69,911	70,492
Unearned premiums	155,538	175,803
Advance premiums	17,065	4,651
Assumed reinsurance balances payable	4,325	3,294
Accrued expenses (inclusive of $14 and $68 of consolidated variable interest entities, respectively)	8,986	6,513
Income taxes payable	4,929
Deferred income taxes, net	5,532
Long-term debt	272,982	138,863
Other liabilities (inclusive of $17 and $11 of consolidated variable interest entities, respectively)	16,703	26,702

Total liabilities	555,971	426,318

Stockholders’ equity:
7% Series A cumulative convertible preferred stock (no par value, 1,500,000 shares authorized, no shares issued and outstanding)	—	—
Series B junior participating preferred stock (no par value, 400,000 shares authorized, no shares issued or outstanding)	—	—
Preferred stock (no par value 18,100,000 shares authorized, no shares issued or outstanding)	—	—
Common stock, (no par value, 40,000,000 shares authorized, 9,058,002 and 9,662,761 shares issued and outstanding in 2017 and 2016, respectively)	—	—
Additional paid-in capital	—	8,139
Retained income	228,598	232,964
Accumulated other comprehensive income, net of taxes	3,572	2,643

Total stockholders’ equity	232,170	243,746

Total liabilities and stockholders’ equity	$788,141	670,064

HCI GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Dollar amounts in thousands, except per share amounts)

	Three Months Ended March 31,
	2017	2016
	(Unaudited)
Revenue

Gross premiums earned	$91,619	98,819
Premiums ceded	(28,583)	(40,372)

Net premiums earned	63,036	58,447

Net investment income	2,834	1,490
Net realized investment gains (losses)	715	(75)
Net other-than-temporary impairment losses recognized in income:
Total other-than-temporary impairment losses	(213)	(408)
Portion of loss recognized in other comprehensive income, before taxes	—	(267)

Net other-than-temporary impairment losses	(213)	(675)
Policy fee income	908	1,007
Gain on repurchases of convertible senior notes	—	153
Other	433	400

Total revenue	67,713	60,747

Expenses

Losses and loss adjustment expenses	25,529	27,080
Policy acquisition and other underwriting expenses	9,649	11,110
Salaries and wages	5,003	5,384
Interest expense	3,542	2,829
Other operating expenses	4,848	4,647

Total expenses	48,571	51,050

Income before income taxes	19,142	9,697

Income taxes	7,122	3,641

Net income	$12,020	6,056

Basic earnings per share	$1.27	0.60

Diluted earnings per share	$1.15	0.60

Dividends per share	$0.35	0.30

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